UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2016

FASTENAL COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (507) 454-5374
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 13, 2016, Hugh L. Miller, a member of the Board of Directors of Fastenal Company (the “Company”), informed the Company that he has decided not to stand for re-election as a director of the Company at the Company’s next annual shareholders meeting to be held on April 19, 2016.
On January 14, 2016, Sheryl A. Lisowski, the Company’s controller and chief accounting officer, was appointed by the Company’s Board of Directors to serve in the additional role of interim chief financial officer of the Company until such time as a permanent chief financial officer is appointed. Ms. Lisowski, age 48, has been the Company’s controller and chief accounting officer since October 2013, served as the Company’s controller - accounting operations from March 2007 to October 2013, and prior to that served in various accounting and finance roles since joining the Company in 1994. No changes in Ms. Lisowski’s compensation arrangements were made in connection with this appointment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

January 14, 2016	/s/ Sheryl A. Lisowski
(Date)	Sheryl A. Lisowski
Interim Chief Financial Officer, Controller, and Chief Accounting Officer